SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2005

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

3000 Marcus Avenue

Suite 3W4

New Hyde Park, NY

11042

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

516-488-5400

Commission File Number: 000-33065

 (Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

 ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We wish to announce that we have been informed by our joint venture partner that a drill permit has been received for the Gold View Property and that a drill rig is now being secured.  A rig is expected to be secured with the next week and the first phase of the drill program is expected to commence within the next 2-3 weeks.  According to our joint venture partner, the geochemical survey has identified gold anomalies in association with major structural intersections identified in the geophysical survey.  A ten hole drill program is planned consisting of ten reverse circulation drill holes (of which an initial four holes will be drilled), averaging 800 feet deep to test the most significant anomalies.

The Gold View Property is located in the Cortez Trend of Nevada, approximately 3 miles east of the Tonkin Springs deposits (650,000 ounces of gold), and consists of approximately 1,450 acres (587 hectares) containing 76 unpatented lode claims.

Bradley Rudman, our president stated, “This is very exciting news to now have a drilling permit secured on the Gold View Prospect.  At this time GPTC has no cash commitment as the cost for our initial phase of drilling is covered by our joint venture partner, so we really have very little downside on this project with tremendous upside potential if we are successful.  Also, our Lucky Boy Prospect is moving along as we have just recently received favorable sampling returns back from the lab.  A much larger drill program is now being planned and should be underway with the next 3-6 weeks.  When you factor in the multi-year highs on gold and uranium prices, this next quarter is shaping up to be the most exciting period in GPTC’s history.”

We have been informed by the exploration contractor of the Lucky Boy Uranium Prospect that the initial samples have returned very encouraging uranium grades.  These initial samples were designed to test for the viability of continuing on this prospect.  Upon receipt of these samples, a multi-hole drill program to test the extent of the ore is now being implemented.  This drilling is planned for late October.

To receive timely updates and information on any future developments as they occur please send an email to info@goldenpatriotcorp.com.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Bradley Rudman

__________________________________

Bradley Rudman

President, Chief Financial Officer & Director

Date:         September 28, 2005